As filed with the Securities and Exchange Commission on October 9, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TEAM, INC.

(Exact name of registrant as specified in its charter)

Delaware	74-1765729
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

13131 Dairy Ashford,

Suite 600

Sugar Land, Texas 77478

(281) 331-6154

(Address, including Zip Code, and telephone number, including area code, of Principal Executive Offices)

James C. Webster

Executive Vice President, Chief Legal Officer and Secretary

13131 Dairy Ashford, Suite 600

Sugar Land, Texas 77478

(281) 331-6154

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copy to:

Matthew R. Pacey, P.C.

Billy Vranish

Kirkland & Ellis LLP

609 Main Street

Houston, TX 77002

United States

(713) 836-3600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities nor is it soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 9, 2025

PROSPECTUS

1,453,260 SHARES OF COMMON STOCK

This prospectus relates to the resale, from time to time, of up to an aggregate of 1,453,260 shares of common stock, par value $0.30 per share (“common stock”), of Team, Inc. by the selling securityholders named in this prospectus, including their transferees, assignees or other successors-in-interest. The 1,453,260 shares of common stock being registered includes (A) 982,371 shares of common stock underlying warrants that we issued pursuant to that certain Securities Purchase Agreement, dated September 11, 2025 (the “Purchase Agreement”), that we entered into with InspectionTech Holdings LP (the “Stellex Holder”), an affiliate of Stellex Capital Management LLC (collectively with the Stellex Holder and its affiliates, “Stellex”), at an initial exercise price of $23.00 per share, subject to adjustments (the “Tranche A Warrants”), and (B) 470,889 shares of common stock underlying warrants that we issued pursuant to the Purchase Agreement at an initial exercise price of $50.00 per share, subject to adjustments (the “Tranche B Warrants” and, together with the Tranche A Warrants, the “Warrants”).

We are not selling any shares of our common stock under this prospectus and will not receive any proceeds from sales of the shares offered by the selling securityholders, although we will incur expenses in connection with the offering. The registration of the resale of the shares of common stock covered by this prospectus does not necessarily mean that any of the shares will be offered or sold by the selling securityholders. The timing and amount of any sales are within the sole discretion of the selling securityholders.

The shares of common stock offered under this prospectus may be sold by the selling securityholders through public or private transactions, on or off the New York Stock Exchange (the “NYSE”), at prevailing market prices or at privately negotiated prices. For more information on the times and manner in which the selling securityholders may sell the shares of common stock under this prospectus, please see the section entitled “Plan of Distribution,” beginning on page 14 of this prospectus.

Our common stock is traded on NYSE under the symbol “TISI.”

INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY REVIEW THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE 5 OF THIS PROSPECTUS AS WELL AS THOSE IN ANY SIMILAR SECTION CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT, AND IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS OR THE APPLICABLE PROSPECTUS SUPPLEMENT.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is    , 2025

i

Neither we nor the selling securityholders have authorized anyone to provide you any information or make any representations other than those contained in this prospectus, the information incorporated by reference herein or in any free writing prospectus we have prepared. Neither we nor the selling securityholders take responsibility for, or can provide assurance as to the reliability of, any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented by this prospectus does not extend to you. You should not assume that the information contained in or incorporated by reference into this prospectus and any prospectus supplement is accurate as of any date other than their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all the information contained in this prospectus and in any accompanying prospectus supplement, including the documents incorporated by reference herein or therein, before making your investment decision.

For investors outside the United States: we have not, and the selling securityholders have not, taken any action to permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offer and sale of the common stock and the distribution of this prospectus outside the United States.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 (a “Registration Statement”) that we filed with the U.S. Securities and Exchange Commission (the “SEC”), under the Securities Act of 1933, as amended (the “Securities Act”). Under this registration process, the selling securityholders named in this prospectus may offer and sell shares of our common stock in one or more offerings from time to time. The Registration Statement that contains this prospectus, including the exhibits to the Registration Statement, contains additional information about us and the securities offered under this prospectus. That Registration Statement can be read at the SEC website mentioned under the heading “Where You Can Find More Information.”

Each time the selling securityholders named in this prospectus (or in any supplement to this prospectus) sell shares of our common stock under the Registration Statement of which this prospectus is a part, such selling securityholders must provide a copy of this prospectus and any applicable prospectus supplement to a potential purchaser, as required by law. In certain circumstances we may provide a prospectus supplement that may add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement. You should read both this prospectus and any prospectus supplement, together with the information incorporated by reference as described under the heading “Where You Can Find More Information.”

Neither we, nor the selling securityholders, have authorized any other person to provide you with information other than the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. If anyone provides you with different or inconsistent information, you should not rely on it. Neither we nor the selling securityholders will make an offer to sell our common stock in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated, information contained in or incorporated by reference into this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, see “Risk Factors” beginning on page 5 of this prospectus, as well as those risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference. These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements” beginning on page v of this prospectus.

Unless otherwise indicated, the terms “Team, Inc.,” “Team,” the “Company,” “we,” “our” and “us” are used in this prospectus to refer to Team, Inc., to one or more of our consolidated subsidiaries or to all of them taken as a whole.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are available to the public through the SEC’s website at http://www.sec.gov. General information about us, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are also available free of charge through our website at www.teaminc.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus. Information contained on, or that is or becomes accessible through, our website does not constitute a part of this prospectus. The reference to our website or web address does not constitute incorporation by reference of the information contained at that site.

The SEC allows us to “incorporate by reference” the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, (i) following the date of the Registration Statement that contains this prospectus but prior to the effectiveness of such Registration Statement or (ii) after the date of this prospectus and prior to the time that we sell all the securities offered by this prospectus (in each case, other than portions of those documents that are either (i) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K or (ii) otherwise deemed to have been furnished and not filed in accordance with SEC rules, including pursuant to Item 2.02 or Item 7.01 of any Current Report on Form 8-K (including any financial statements or exhibits relating thereto furnished pursuant to Item 9.01), unless otherwise indicated therein):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed with the SEC on March 19, 2025 (the “2024 Annual Report”);

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2025 and June 30, 2025, filed with the SEC on May 12, 2025 and August 12, 2025, respectively;

•	our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 29, 2025 (solely those portions that were incorporated by reference into Part III of the 2024 Annual Report);

•	our Current Reports on Form 8-K, filed with the SEC on January 10, 2025, March 13, 2025, June 20, 2025, and September 15, 2025 and on Form 8-K/A filed with the SEC on June 24, 2025; and

•

the description of our common stock contained in our Registration Statement on Form 8-A (File No 001-08604) filed with the SEC on December 22, 2011, pursuant to Section  12 of the Exchange Act, as updated by Exhibit 4.1 to the 2024 Annual Report and any other amendment or report filed with the SEC for the purpose of updating such description.

You may obtain a copy of any or all of the documents referred to above which may have been or may be incorporated by reference into this prospectus, except for exhibits to those documents (unless the exhibits are specifically incorporated by reference into those documents), at no cost to you. Any such request should be directed to:

Team, Inc.

13131 Dairy Ashford, Suite 600

Sugar Land, Texas 77478

Attention: Corporate Secretary

Telephone: (281) 331-6154

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the accompanying prospectus supplement and the documents we incorporate by reference include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. In addition, other written or oral statements that constitute forward-looking statements may be made by us or on our behalf in other materials we release to the public including all statements, other than statements of historical facts, included or incorporated by reference herein, that address activities, events or developments which we expect or anticipate will or may occur in the future. You can generally identify our forward-looking statements by the words “anticipate,” “believe,” “expect,” “plan,” “intend,” “estimate,” “project,” “projection,” “predict,” “budget,” “forecast,” “goal,” “guidance,” “target,” “will,” “could,” “should,” “may” and similar expressions.

We base our forward-looking statements on our reasonable beliefs and assumptions, and our current expectations, estimates and projections about ourselves and our industry. We caution that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions about events and circumstances that we cannot predict. In addition, we based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. New risk factors emerge from time to time and it is not possible for us to predict all such risk factors, nor can we assess the impact of all such risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, forward-looking statements cannot be relied upon as a guarantee of future results and involve a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements. In addition to the statements under “Risk Factors” included in Part I, Item 1A of the 2024 Annual Report and any subsequent periodic report filed with the SEC, such risks, uncertainties and other important factors may include, among others, risks related to:

•

our ability to generate sufficient cash from operations, access our credit facilities or amounts available under our term loans to support our operations, or maintain our compliance with covenants under our debt arrangements;

•	our ability to manage inflationary pressures in our operating costs;

•

negative market conditions, including domestic and global inflationary pressures, impact of tariffs, future economic uncertainties, and impacts from epidemics and pandemics, particularly in industries in which we are heavily dependent;

•	delays in the commencement of major projects;

•

seasonal and other variations, such as severe weather conditions (including conditions influenced by climate change) and the nature of our customers’ industry, affecting the timing of new contracts and termination of existing contracts may result in unpredictable fluctuations in our cash flows and financial results;

•	our significant debt and high leverage which could have a negative impact on our ability to access capital markets, liquidity position and ability to manage increases in interest rates;

•	risk of non-payment and/or delays in payment of receivables from our customers;

•	our ability to maintain compliance with the NYSE’s continued listing requirements and rules;

•	our financial forecasts being based upon estimates and assumptions that may materially differ from actual results;

•	our incurrence of liabilities and suffering of negative financial or reputational impacts relating to occupational health and safety matters;

•	our ability to continue as a going concern;

•	changes in laws or regulations in the local jurisdictions that we conduct our business;

v

•	the inherently uncertain outcome of current and future litigation; and

•

acts of terrorism, war or political or civil unrest in the United States or elsewhere, changes in laws and regulations, or the imposition of economic or trade sanctions affecting domestic and international commercial transactions.

We undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

PROSPECTUS SUMMARY

This summary highlights certain information about us, this offering and selected information contained in this prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of the Company and this offering, we encourage you to read and consider the more detailed information included or incorporated by reference in this prospectus, including risk factors, see “Risk Factors” beginning on page 5 of this prospectus, as well as those risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference, and our most recent consolidated financial statements and related notes. Unless otherwise indicated, the terms the “Company,” “we,” “our” and “us” are used in this prospectus to refer to either Team, Inc., to one or more of our consolidated subsidiaries or to all of them taken as a whole.

Team, Inc.

We are a global, leading provider of specialty industrial services offering customers access to a full suite of conventional, specialized, and proprietary mechanical, heat-treating, and inspection services. We deploy conventional to highly specialized inspection, condition assessment, maintenance and repair services that result in greater safety, reliability, and operational efficiency for our customers’ most critical assets. We conduct operations in two segments: Inspection and Heat Treating (“IHT”) and Mechanical Services (“MS”). Through the capabilities and resources in these two segments, we believe that we are uniquely qualified to provide integrated solutions involving: inspection to assess condition; engineering assessment to determine fitness for purpose in the context of industry standards and regulatory codes; and mechanical services to repair, rerate or replace based upon the customer’s election. In addition, we are capable of escalating with the customer’s needs, as dictated by the severity of the damage found and the related operating conditions, from standard services to some of the most advanced services and integrated asset integrity and reliability management solutions available in the industry. We also believe that we are unique in our ability to provide these services in three distinct customer demand profiles: (i) turnaround or project services, (ii) callout services, and (iii) nested or run-and-maintain services.

IHT provides conventional and advanced non-destructive testing services primarily for the process, pipeline and power sectors, pipeline integrity management services, and field heat treating services, as well as associated engineering and condition assessment services. These services can be offered while facilities are running (onstream), during facility turnarounds or during new construction or expansion activities. In addition, IHT provides comprehensive non-destructive testing services and metallurgical and chemical processing services to the aerospace and other industries covering a range of components including finished machined and in-service components. IHT also provides advanced digital imaging including remote digital video imaging.

MS provides solutions designed to serve customers’ unique needs during both the operational (onstream) and off-line states of their assets. Our onstream services include our range of standard to custom-engineered leak repair and composite solutions; emissions control and compliance; hot tapping and line stopping; and online valve insertion solutions, which are delivered while assets are in an operational condition, which maximizes customer production time. Asset shutdowns can be planned, such as a turnaround maintenance event, or unplanned, such as those due to component failure or equipment breakdowns. Our specialty maintenance, turnaround and outage services are designed to minimize customer downtime and are primarily delivered while assets are off-line, often through the use of cross-certified technicians, whose multi-craft capabilities deliver the production needed to achieve tight time schedules. These critical services include on-site field machining; bolted-joint integrity; vapor barrier plug testing; and valve management solutions.

We market our services to companies in a diverse array of heavy industries which include:

•	Energy (refining, power, renewables, nuclear, offshore oil and gas, and liquefied natural gas);

•	Manufacturing and Process (chemical, petrochemical, pulp and paper industries, automotive, and mining);

•	Midstream (valves, terminals and storage, and pipeline);

•	Infrastructure (construction and building, roads, dams, amusement parks, bridges, ports, and railways); and

•	Aerospace and Defense.

Corporate Information

Our corporate headquarters is located at 13131 Dairy Ashford, Suite 600, Sugar Land, Texas, 77478 and our telephone number is (281) 331-6154. We are incorporated in the State of Delaware and our company website can be found at www.teaminc.com. We make available on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, including any amendments to those reports, that are filed with the SEC in accordance with the Exchange Act. This information is available on our website free of charge as soon as reasonably practicable after we electronically file the information with, or furnish it to, the SEC. The contents of our website are not incorporated by reference into this prospectus and shall not be deemed “filed” under the Exchange Act.

Smaller Reporting Company

We are a “smaller reporting company” and will remain a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million as of the last business day of our most recently completed second fiscal quarter, or (ii) our annual revenue is less than $100 million during our most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million as of the last business day of our most recently completed second fiscal quarter. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies.

Recent Private Placement

On September 11, 2025, we entered into the Purchase Agreement between the Company and the Stellex Holder. Pursuant to the Purchase Agreement, the Company issued to the Stellex Holder (A) 75,000 shares of preferred stock, $100 par value per share, designated as Series B preferred stock (such shares, the “Initial Preferred Shares”) and (B) the Warrants, for total consideration of $75.0 million. The closing of the payment and the issuance of the Initial Preferred Shares and the Warrants (the “Equity Issuance”) occurred simultaneously with the signing of the Purchase Agreement.

The proceeds of the Equity Issuance were used to (x) repay $25.0 million of the loans outstanding under the Credit Agreement, dated as of February 11, 2022, among us, as borrower agent, the other borrowers and guarantors party thereto from time to time, the lenders party thereto and Eclipse Business Capital LLC, as agent, (y) pay transaction expenses related to the transactions contemplated by the Purchase Agreement, and (z) the remainder to repay a portion of the loans (together with accrued interest) outstanding under the Second Amended and Restated Second Lien Term Loan Credit Agreement, dated as of March 12, 2025, among us, as borrower, the lenders from time to time party thereto and Cantor Fitzgerald Securities, as agent, representing approximately $42.9 million.

Pursuant to the Purchase Agreement, from time to time prior to September 11, 2027, we have the option to draw upon (a “Delayed Draw”) up to $30.0 million as a delayed draw, with 30,000 shares of Series B preferred stock issuable to the Stellex Holder (such shares, the “Delayed Draw Preferred Shares”), in minimum draw amounts of $5.0 million, subject to satisfying certain conditions, including pro forma compliance with a First Lien Net Leverage Ratio (as defined in the First Lien Term Loan Credit Agreement, dated as of March 12, 2025 among us, as borrower, the lenders party thereto and HPS Investment Partners, LLC, as agent (as amended, the “First Lien Term Loan Credit Agreement”)) of 6.50 to 1.00. The Stellex Holder is not required to consummate a Delayed Draw more than once per calendar quarter. Undrawn amounts of Delayed Draw Preferred Shares will be subject to an undrawn commitment fee of 1.0% per annum (“Undrawn Fee”), payable quarterly (and on the date of each draw (in respect of accrued amounts related to the amount so drawn)), by adding such amounts to the Stated Value (as defined herein) of the Series B preferred stock.

Upon each issuance of 5,000 Delayed Draw Preferred Shares, we will issue to the Stellex Holder an additional 65,491 Tranche A Warrants (the “Additional Tranche A Warrants”) and an additional 31,393 Tranche B Warrants (the “Additional Tranche B Warrants”) on substantially similar terms, except that upon each issuance of Delayed Draw Preferred Shares on or after December 10, 2025, any Additional Tranche A Warrants issued shall have an initial exercise price the lesser of (x) $30.00 and (y) 110% of the 30-day volume weighted average price of the common stock, subject to adjustments. Any Additional Tranche B Warrants issued shall have an initial exercise price of $50.00 per share, subject to adjustments.

Pursuant to the Purchase Agreement, we are required to apply the net proceeds of each Delayed Draw (i) to finance permitted acquisitions and certain growth initiatives (including the costs of expansion into new markets), (ii) to repay loans outstanding under the First Lien Term Loan Credit Agreement, and (iii) for up to 20% of such net proceeds, to finance our transformation plan mutually agreed between us and Stellex.

THE OFFERING

Common stock to be offered by the selling securityholders:	Up to 1,453,260 shares.

Common stock to be outstanding after the offering:	5,952,114 shares (based on 4,498,854 shares outstanding as of October 8, 2025 and assuming the exercise in full of the Warrants).

Use of proceeds:	We will not receive any proceeds from the sale of shares in this offering. See “Use of Proceeds” beginning on page 6 of this prospectus.

Risk factors:	You should read the “Risk Factors” beginning on page 5 of this prospectus, as well as those risk factors described in any applicable prospectus supplement and in the documents we incorporate by reference in this prospectus, for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.

Stock exchange listing:	Our common stock is listed on the New York Stock Exchange under the symbol “TISI.”

RISK FACTORS

An investment in our securities involves a high degree of risk. Before you decide whether to purchase any of our securities, in addition to the other information, documents or reports included in or incorporated by reference into this prospectus and any accompanying prospectus supplement or other offering materials, you should carefully consider the risk factors in the section entitled “Risk Factors” in any prospectus supplement as well as in the 2024 Annual Report and any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, which are incorporated by reference into this prospectus and any prospectus supplement, as the same may be amended, supplemented or superseded from time to time by our filings under the Exchange Act. If any of these risks were to materialize, either individually or in combination, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our common stock or debt securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS

We are filing the Registration Statement of which this prospectus is a part to permit the holders of the shares of common stock issuable upon an exercise in full of the Warrants, as described in the section entitled “Selling Securityholders” of this prospectus, to resell such shares of our common stock from time to time. We are not selling any securities under this prospectus and will not receive any proceeds from the sale of shares by a selling securityholder. We will receive proceeds from any cash paid upon a cash exercise of the Warrants, which will be used for working capital and general corporate purposes. The Warrants may also be exercised on a cashless basis subject to the terms set forth in the Warrants based on the net difference between the exercise price and the market price of our common stock on the last trading day preceding the date of exercise of the Warrants. If the Warrants are exercised on a cashless basis, we would not receive payment from the selling securityholders upon any such exercise of the Warrants.

We will bear all expenses incurred in connection with the performance of our obligations under the Registration Rights Agreement (as defined herein). Pursuant to the Registration Rights Agreement, the selling securityholders shall pay all fees and expenses for their own legal counsel and shall pay any underwriters’ commissions and discounts in connection with this offering.

DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is not intended to be complete, does not describe every aspect of our securities, and is subject to, and qualified in its entirety by reference to, all the provisions of our amended and restated certificate of incorporation, as amended (the “Charter”), our Certificate of Designation of Series A Preferred Stock, as filed with the Delaware Secretary of State on February 2, 2022 (the “Series A Certificate of Designation”), our Certificate of Designation of Series B Preferred Stock, as filed with the Delaware Secretary of State on September 11, 2025 (the “Series B Certificate of Designation”), and our amended and restated bylaws (the “Bylaws”). We refer you to the Charter, the Series A Certificate of Designation, the Series B Certificate of Designation, and the Bylaws, copies of which have been filed as exhibits to the Registration Statement of which this prospectus is a part.

Authorized Capital Stock

As of October 8, 2025, our authorized capital stock consists of 12,500,000 shares, including (i) 12,000,000 shares of common stock and 500,000 shares of preferred stock, $100 par value per share (“preferred stock”).

Common Stock

As of October 8, 2025, there were 4,498,854 shares of common stock outstanding.

Listing

Our common stock is listed on the NYSE under ticker symbol “TISI.”

Dividends

Holders of shares of common stock are entitled to share equally and ratably in any dividends, subject, if preferred stock is then outstanding, to any preferential rights of such preferred stock.

Voting

Under the terms of our Charter, each share of common stock entitles the holder of record to one vote at all meetings of stockholders, and the votes are noncumulative. Except as required by law, holders of common stock vote together as one class.

Liquidation Preference

In the event of our dissolution, liquidation or winding up, whether voluntary or involuntary, the holders of common stock are entitled to share, on a pro rata basis, any assets or funds remaining after payment in full of all creditors and holders of preferred stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Investor Services.

Preferred Stock

Our board of directors (our “Board of Directors”) has the authority, without action by our stockholders, to issue preferred stock and to fix voting powers for each class or series of preferred stock, and to provide that any class or series may be subject to redemption, entitled to receive dividends, entitled to rights upon dissolution, or convertible or exchangeable for shares of any other class or classes of capital stock. The rights with respect to a series or class of preferred stock may be greater than the rights attached to our common stock. Our Board of Directors has designated 100,000 shares of preferred stock as Series A preferred stock which would have only been issued if the Purchase Rights (as defined below) had been triggered, as discussed in further detail below, and 105,000 shares of preferred stock as Series B preferred stock. The remaining 295,000 shares of preferred stock are undesignated. The effect of issuing preferred stock could include, among other things, one or more of the following:

•	restricting dividends in respect of our common stock;

•	diluting the voting power of our common stock or providing that holders of preferred stock have the right to vote on matters as a class;

•	impairing the liquidation rights of our common stock; or

•	delaying or preventing a change of control of us.

Series A Preferred Stock

The Series A preferred stock is reserved for issuance in connection with the previously outstanding rights to purchase from us ten one-thousandths of a share of Series A preferred stock (a “Purchase Right”) at a price of $70.00 per ten one-thousandths of a share of Series A preferred stock, subject to adjustment as provided in the Section 382 Rights Agreement, dated as of February 2, 2022, between us and Computershare Trust Company, N.A., as rights agent. Each share of our common stock previously included a Purchase Right, each of which expired on February 2, 2025, and no shares of Series A preferred stock were issued.

Series B Preferred Stock

Pursuant to the Purchase Agreement, on September 11, 2025, we issued to the Stellex Holder an aggregate of 75,000 shares of preferred stock designated as Series B preferred stock.

Pursuant to the Purchase Agreement, from time to time prior to September 11, 2027, we have the option to draw upon up to $30.0 million as a delayed draw, with 30,000 shares of Series B preferred stock issuable to the Stellex Holder, in minimum draw amounts of $5.0 million, subject to satisfying certain conditions, including pro forma compliance with a First Lien Net Leverage Ratio (as defined in the First Lien Term Loan Credit Agreement) of 6.50 to 1.00. The Stellex Holder is not required to consummate a Delayed Draw more than once per calendar quarter. Undrawn amounts of Delayed Draw Preferred Shares will be subject to an undrawn commitment fee of 1.0% per annum, payable quarterly (and on the date of each draw (in respect of accrued amounts related to the amount so drawn)), by adding such amounts to the Stated Value of the Series B preferred stock.

Returns on the Series B preferred stock will accrue on the Stated Value of the Series B preferred stock at a rate per annum of 10.5% but will be paid in cash only when, as and if declared by our Board of Directors out of legally available funds. At any time when such returns, compounded quarterly, have not been paid in cash, such returns will be compounded and added to the Stated Value of the Series B preferred stock. “Stated Value” means, for each share of Series B preferred stock, $1,000 (the “Initial Stated Value”), plus (i) all accrued and unpaid (including compounded) returns as of the most recent quarter end (if any) prior to such date, plus (ii) all accumulated and unpaid Undrawn Fees payable as of the most recent quarter end or issuance date of Delayed Draw Preferred Shares.

The Series B preferred stock will be redeemable at our option, from time to time, at the then-applicable Redemption Price (as defined below) (x) commencing after March 11, 2029, in whole or in part, or (y) after certain change of control transactions or other corporate events, in whole but not in part. The holders of the Series B preferred stock may require us to redeem the Series B preferred stock, in whole but not in part, on or after December 31, 2030, at the then-applicable Redemption Price. In the event that we fail to consummate such redemption: (i) the applicable return rate will increase by 1.75% per annum and will increase by an additional 1.75% per annum on each anniversary thereafter subject to a maximum return rate of 15% per annum and (ii) we are required to use commercially reasonable efforts to obtain additional capital to consummate such redemption.

In the event that we fail to obtain the Shareholder Approval (as defined in the form of Warrant) following our 2026 Annual Meeting of Shareholders, the applicable return rate will increase by 1% per annum for so long as the Shareholder Approval has not been obtained.

The Series B preferred stock has no maturity date and ranks senior to the outstanding shares of common stock with respect to the payment of dividends and distributions in liquidation and junior to all of our existing and future liabilities, and has a redemption price (the “Redemption Price”) equal to the greater of (i) for the 42 month period after the issuance of the Initial Preferred Shares and the Delayed Draw Preferred Shares, respectively (and as applicable), 140% of the Initial Stated Value, less all returns previously paid in cash in respect of each such share of Series B preferred stock, and (ii) the Stated Value of each share of Series B preferred stock plus all accrued, but uncompounded, returns thereon and accrued and unpaid Undrawn Fees (the “Accreted Value”). Notwithstanding the foregoing, only the Accreted Value will be payable in connection with a change of control in which Stellex provides (including through roll-over amounts) the majority of the equity capital for such transaction.

Holders of the Series B preferred stock are not entitled to vote on matters with the common stock.

The Series B Certificate of Designation contains certain events of default and affirmative and negative covenants, including covenants that restrict our ability to (i) issue any equity security or security convertible into or exercisable for any equity security that does not rank junior to the Series B preferred stock with respect to its rights, preferences and privileges or increase the number of authorized shares of Series B preferred stock, (ii) purchase or redeem or pay any dividend on any of our capital stock ranking junior to the Series B preferred stock, (iii) make changes to the nature of our business, (iv) incur, assume or permit to exist additional indebtedness and guarantees and (v) make payments in respect of certain debt.

Certain Provisions of Our Charter, Bylaws and the DGCL

Our Charter, Bylaws and the Delaware General Corporation Law (the “DGCL”) contain provisions, which are summarized in the following paragraphs, that are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our Board of Directors to maximize stockholder value in connection with any unsolicited offer to acquire us.

Authorized but Unissued Shares

The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without obtaining stockholder approval, except to the extent such approval is required by law or the listing requirements of the NYSE, the exchange on which our common stock is listed. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of our common stock and preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.

Pursuant to our Charter, shares of our preferred stock may be issued from time to time, and our Board of Directors is authorized to determine and alter all rights, preferences, privileges, qualifications, limitations and restrictions without limitation. See “Preferred Stock” above.

Election and Removal of Directors

Our Bylaws provide that a nominee to director shall be elected to our Board of Directors if, at a meeting of stockholders duly called and at which a quorum is present, the votes cast for such nominee’s election exceed the votes cast against such nominee’s election—i.e., the director receives a majority of the stockholder votes.

Notwithstanding the foregoing, directors shall be elected by a plurality of the votes cast at any such meeting of stockholders if, on the tenth (10th) day before the Company first mails its notice of meeting for such meeting of the stockholders, the number of nominees for directors exceeds the number of directors to be elected at such meeting. If directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. Abstentions and broker non-votes are not counted as votes cast for purposes of the election of directors and, therefore, will have no effect on the outcome of such election. Even if a nominee is not re-elected, he or she will remain in office as a director until his or her earlier resignation or removal.

The Charter and Bylaws provide that a director may be removed only for cause, as determined by the affirmative vote of the holders of at least a majority of the shares then entitled to vote in an election of directors, voting as a single class. The Charter provides that such stockholder vote may only be taken at a meeting of stockholders and not by written consent, the notice of which meeting expressly states such purpose.

Structure of the Board of Directors

Our Board of Directors currently consists of seven (7) members. Our Bylaws provide that the business and affairs of the Company shall be managed by or under the direction of not fewer than five (5) members at any given time. The exact number of directors may be increased or decreased, from time to time by action of our Board of Directors. No decrease in the number of directors constituting our Board of Directors shall shorten the term of any incumbent director.

Our Bylaws provide that directors are divided into three classes: class I, class II and class III. Each class shall be as nearly equal in number of directors as possible.

Each director shall serve for a term ending on the third annual meeting following the annual meeting at which such director was elected; provided, however, that each director shall serve until his successor shall have been duly elected and qualified, unless he or she shall resign, become disqualified or disabled, or shall otherwise be removed.

Stockholder Action by Written Consent

Our Bylaws provide that any action which may be taken at any meeting of stockholders may be taken without a meeting and without prior notice, if a unanimous consent in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding shares entitled to vote thereon.

Special Meetings of Stockholders; Advance Notice Requirements for Stockholder Nominations

Our Bylaws provide that notice of the time and place of every meeting of stockholders and of the business to be acted on at such meeting shall be delivered at least 10 days but not more than 60 days before the meeting to each stockholder of record having voting power and entitled to such notice. A notice of special meeting must state the purposes of the meeting.

To be properly brought before an annual meeting of stockholders, any stockholder proposal or nomination for the Board of Directors must be received by the Secretary of the Company at our principal executive offices not less than 90 calendar days nor more than 120 days before the date of our proxy statement release to stockholders in connection with the previous year’s annual meeting of stockholders. If no annual meeting was held in the previous year, or if the date of the applicable annual meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then a stockholder’s notice, in order to be considered timely, must be received by the Secretary not later than the later of the close of business on the 60th day prior to such annual meeting or the tenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of such date was made.

Amendments to Governing Documents

The Charter provides that we may at any time and from time to time amend, alter, change or repeal any provision contained in the Charter, and any other provisions authorized by the DGCL may be added or inserted; provided, however, that any such action requires the affirmative vote of at least two-thirds (2/3) of the holders of all of the shares of our capital stock then entitled to vote in an election of directors, voting together as a single class.

Our Bylaws provide that in addition to any requirements set forth by the DGCL, the Bylaws may be adopted, amended or repealed by (i) the affirmative vote of at least 2/3 of the holders of all of the shares of our capital stock then entitled to vote in an election of directors, voting together as a single class, or by (ii) approval of a majority of our Board of Directors.

Limitation on Director Liability

The Charter provides that, to the fullest extent permitted by the DGCL, directors of the Company will not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

The Charter provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company will automatically be deemed eliminated and limited to the fullest extent permitted by the DGCL as so amended.

Certain Anti-Takeover Effects of Delaware Law

We are subject to Section 203 of the DGCL. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in various “business combination” transactions with any interested stockholder for a period of three years following the date of the transactions in which the person became an interested stockholder, unless:

•	the transaction is approved by our Board of Directors prior to the date the interested stockholder obtained such status;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or subsequent to such date the business combination is approved by our Board of Directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

A “business combination” is defined to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

SELLING SECURITYHOLDERS

The shares of our common stock offered under this prospectus may be offered and sold from time to time by the selling securityholders. As used in this prospectus, the term “selling securityholders” includes the selling securityholders identified below or any of their transferees, assignees or other successors-in-interest selling shares received after the date of this prospectus from the selling securityholders in accordance with and as may be permitted by the Registration Rights Agreement and the Warrants. The selling securityholders named below will acquire the shares of our common stock being offered under this prospectus directly from us upon the exercise of the Warrants. We will issue the shares to the selling securityholders in reliance on an exemption from the registration requirements of the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder (or, in the case of the issuance of any shares of common stock upon cashless exercise of any Warrants, in a transaction exempt from registration pursuant to Section 3(a)(9) of the Securities Act).

Pursuant to that certain Registration Rights Agreement, dated September 11, 2025 (the “Registration Rights Agreement”), we entered into with the Stellex Holder, we are obligated to register for resale the shares of common stock issuable upon the exercise of the Warrants on a registration statement to be filed with the SEC no later than October 14, 2025. The Registration Statement of which this prospectus is a part has been filed to satisfy this obligation. Under the terms of the Registration Rights Agreement, we have agreed, among other things, to indemnify the Stellex Holder from certain liabilities and to pay all our fees and expenses incident to our performance of or compliance with the Registration Rights Agreement. The Registration Rights Agreement provides the Stellex Holder and its permitted transferees certain customary demand and piggyback rights, subject to certain terms and conditions set forth therein.

The following table sets forth as of October 8, 2025: (1) the name of the selling securityholders on behalf of whom we are registering shares of our common stock under the Registration Statement of which this prospectus is a part, (2) the number of shares of our common stock beneficially owned by such selling securityholders prior to the offering, determined in accordance with Rule 13d-3 under the Exchange Act (but, for this purpose, including all shares of our common stock issuable upon full exercise of the Warrants, even if such shares are not deemed beneficially owned in accordance with Rule 13d-3 under the Exchange Act due to restrictions on exercise), (3) the number of shares of our common stock that may be offered by such selling securityholders under this prospectus and (4) the number of shares of our common stock to be owned by such selling securityholders after completion of this offering, assuming all of the shares of common stock available for issuance under this prospectus are sold. We will not receive any of the proceeds from the sale of the shares of our common stock offered under this prospectus. The amounts and information set forth below are based upon information provided to us by the selling securityholders or their representatives, or on our records, as of October 8, 2025. The percentage of beneficial ownership for the following table is based on 4,498,854 shares of our common stock outstanding as of October 8, 2025.

To our knowledge, except as indicated in the footnotes to this table, the named selling securityholders in the table will have upon exercise, in whole or in part, of the outstanding Warrants, sole voting and investment power with respect to all such shares of our common stock issuable thereto as shown in the table to be beneficially owned by such securityholder. Except as described below, the selling securityholders have not had any position, office or other material relationship with us or any of our predecessors or affiliates within the past three years, except in connection with the Purchase Agreement. In addition, based on information provided to us, to the extent any selling securityholder is an affiliate of broker-dealers, such selling securityholder has not purchased any shares of our common stock outside the ordinary course of business nor is a party to any agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of the shares of our common stock. Information concerning the selling securityholders may change from time to time, and any changed information will be set forth in supplements to this prospectus to the extent required.

Name of Selling Securityholders	Shares Beneficially Owned Prior to the Offering(1)		Number of Shares Being Offered	Shares Beneficially Owned After Completion of the Offering
	Number	Percentage		Number	Percentage
InspectionTech Holdings LP(2)(3)	1,453,260	24.4%	1,453,260	—	—

(1)

The number of shares beneficially owned prior to the offering consists of shares of our common stock issuable upon full exercise of the Warrants (even if such shares are not deemed beneficially owned in accordance with Rule 13d-3 under the Exchange Act due to restrictions on exercise).

(2)

The number of shares consists solely of shares issuable upon an exercise in full of the Warrants. While the total number of shares of our common stock issuable upon an exercise in full of the Warrants is being registered under the registration statement of which this prospectus forms a part, pursuant to the terms of the Warrants, the selling securityholder is not permitted to exercise such warrant to the extent that such exercise would result in the selling securityholder and its affiliates and any other persons or entities whose beneficial ownership of our common stock would be aggregated with such selling securityholder for purposes of Section 13(d) of the Exchange Act, beneficially owning more than 4.99% of the number of shares of our common stock outstanding immediately after giving effect to the issuance of shares of common stock issuable upon exercise of such warrants. For purposes of the 4.99% beneficial ownership exercise restriction, beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and the rules and regulation promulgated thereunder.

(3)

InspectionTech Holdings LP is an affiliate of Stellex Capital Management LLC, of which Raymond Whiteman and Michael Stewart are each a managing member with investment and voting control over the shares issuable upon exercise of the Warrants. The business address of InspectionTech Holdings LP is c/o Stellex Capital Management LLC, 900 Third Avenue, 25th Floor, New York, NY 10022.

Material Relationships Between the Selling Securityholders and the Company

Securities Purchase Agreement

On September 11, 2025, we entered into the Purchase Agreement with the Stellex Holder. Pursuant to the Purchase Agreement, from time to time prior to September 11, 2027, we have the option to draw upon up to $30.0 million as a delayed draw, with 30,000 shares of Series B preferred stock issuable to the Stellex Holder, in minimum draw amounts of $5.0 million, subject to satisfying certain conditions, including pro forma compliance with a First Lien Net Leverage Ratio (as defined in the First Lien Term Loan Credit Agreement) of 6.50 to 1.00. The Stellex Holder is not required to consummate a Delayed Draw more than once per calendar quarter. Undrawn amounts of Delayed Draw Preferred Shares will be subject to an undrawn commitment fee of 1.0% per annum, payable quarterly (and on the date of each draw (in respect of accrued amounts related to the amount so drawn)), by adding such amounts to the Stated Value of the Series B preferred stock.

Upon each issuance of 5,000 Delayed Draw Preferred Shares, we will issue to the Stellex Holder an additional 65,491 Tranche A Warrants and an additional 31,393 Tranche B Warrants on substantially similar terms, except that upon each issuance of Delayed Draw Preferred Shares on or after December 10, 2025, any Additional Tranche A Warrants issued shall have an initial exercise price the lesser of (x) $30.00 and (y) 110% of the 30-day volume weighted average price of the common stock, subject to adjustments. Any Additional Tranche B Warrants issued shall have an initial exercise price of $50.00 per share, subject to adjustments.

PLAN OF DISTRIBUTION

The selling securityholders may offer and sell shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. Such sales may be made on one or more exchanges or otherwise, at prices and under terms then-prevailing or at prices related to the then-current market price, at fixed prices, at varying prices determined at the time of sale or at negotiated prices. The selling securityholders may use any one or more of the following methods when selling shares pursuant to this prospectus:

•	through agents;

•	to or through underwriters, brokers or dealers;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	purchases by a broker-dealer or market maker, as principal, and resale by the broker-dealer for its account;

•	directly to one or more other purchasers;

•	an exchange or market distribution in accordance with the rules of the NYSE;

•	“at the market” offerings, within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	short sales or transactions to cover short sales relating to the Warrants or shares of common stock issuable upon exercise of the Warrants;

•	the writing of options, whether the options are listed on an options exchange or otherwise;

•

through distributions by a selling securityholder or its successors in interest to its members, general or limited partners or shareholders (or their respective members, general or limited partners or shareholders);

•	privately negotiated transactions; or

•	otherwise through a combination of any of the above methods or any other method permitted by law.

The selling securityholders may also resell all or a portion of its securities in open market transactions in reliance upon Rule 144 under the Securities Act, rather than under this prospectus, provided such selling securityholder meets the criteria and conforms to the requirements of Rule 144 and all applicable laws and regulations, Section 4(a)(1) under the Securities Act, if available, or any other exemption from the registration requirements that become available, rather than under this prospectus.

In connection with distributions of the securities or otherwise, the selling securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with selling securityholders. The selling securityholders may also sell the securities short and redeliver the securities to close out such short positions. The selling securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

A selling securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any selling securityholder or borrowed from any selling securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any selling securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any selling securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

There can be no assurance that any selling securityholders will sell any or all of the shares of our common stock registered pursuant to the Registration Statement, of which this prospectus is a part.

We have advised the selling securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of our common stock in the market and to the activities of the selling securityholders and their affiliates. In addition, we will make copies of this prospectus available to the selling securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. We have agreed to indemnify the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

The selling securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock covered by this prospectus owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell such shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act, amending, if necessary, the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus. The selling securityholders may also transfer and donate shares of common stock covered by this prospectus in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

A selling securityholder that is an entity may elect to make an in-kind distribution of shares of common stock covered by this prospectus to its members, general or limited partners or shareholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus. To the extent that such members, general or limited partners or shareholders are not affiliates of ours, such members, partners or shareholders would thereby receive freely tradable shares of common stock pursuant to the distribution through a registration statement. Additionally, to the extent that entities, members, partners or shareholders are affiliates of ours received shares in any such distribution, such affiliates will also be selling securityholders and will be entitled to sell such shares pursuant to this prospectus.

We agreed to use our commercially reasonable efforts to keep the Registration Statement of which this prospectus is a part continuously effective, supplemented and amended as required by the Securities Act, in order to permit this prospectus to be usable by the selling securityholders at all times until the earliest of (i) the date upon which all of the shares of common stock covered by the Registration Statement of which this prospectus is a part has been disposed of and (ii) the date upon which the shares of common stock covered by the Registration Statement of which this prospectus is a part otherwise cease to be Registerable Securities (as defined in the Registration Rights Agreement).

We have agreed to bear all of the expenses incurred in connection with the registration of these shares, including the fees and expenses of counsel to the selling securityholders. The selling securityholders will be required to bear the expenses of any discounts, fees or selling commissions payable to any underwriter, agent or broker and transfer taxes incurred for the sale of shares of our common stock.

We have agreed to indemnify the selling securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. Agents, dealers and underwriters may be entitled under agreements entered into with the selling securityholders to indemnification by the selling securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services on the selling securityholders’ behalf.

LEGAL MATTERS

Unless otherwise stated in the applicable prospectus supplement, the validity of the securities offered in this prospectus has been passed upon for us by Kirkland & Ellis LLP. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

The consolidated financial statements of Team, Inc. and subsidiaries as of December 31, 2024 and 2023, and for each of the years in the two-year period ended December 31, 2024, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the amounts set forth below are estimates:

Securities and Exchange Commission registration fee	$6,371.80
Legal fees and expenses	—	†
Accounting fees and expenses	—	†
Printing and engraving expenses	—	†
Trustee’s fees and expenses	—	†
Miscellaneous	—	†

Total	$6,371.80

†	Omitted because estimates are not currently available. The expenses of any offering will be set forth in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers

Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.

The Charter provides that directors and officers may be indemnified to the fullest extent permitted by the applicable provisions of the DGCL. The Bylaws provide that we will indemnify and hold harmless, to the fullest extent permitted by applicable law, any person who was or is made a party or is threatened to be made a party to or is otherwise involved in any proceeding by reason of the fact that he or she is or was a director or officer of the Company, against all expense, liability and loss reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that with some exceptions, we shall indemnify any such indemnitee in connection with a proceeding initiated by such indemnitee only if such proceeding was authorized in the first instance by our Board of Directors. The right to indemnification includes the right to be paid by us the expenses incurred in defending any such proceeding in advance of its final disposition.

As permitted by Section 102(b)(7) of the DGCL, the Charter provides that, to the fullest extent permitted by the DGCL, directors of the Company shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

The Charter provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Company will automatically be deemed eliminated and limited to the fullest extent permitted by the DGCL as so amended.

Item 16. Exhibits

The Exhibits to this registration statement are listed on the exhibit index, which appears below and is incorporated herein by reference.

Exhibit Number	Description
3.1	Amended and Restated Certificate of Incorporation of Team, Inc. (filed as Exhibit 3.1 to Team, Inc.’s Current Report on Form 8-K (File No. 001-08604) filed on December 2, 2011, incorporated herein by reference).

3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Team, Inc., dated October 24, 2013 (filed as Exhibit 3.2 to Team, Inc.’s Annual Report on Form 10-K (File No. 001-08604) filed on March 7, 2024, incorporated herein by reference).

3.3	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Team, Inc., dated November 28, 2022 (filed as Exhibit 3.3 to Team, Inc.’s Quarterly Report on Form 10-Q/A (File No. 001-08604) filed on November 8, 2023, incorporated herein by reference).

3.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Team, Inc. (filed as Exhibit 3.1 to Team, Inc.’s Current Report on Form 8-K (File No. 001-08604) filed on December 22, 2022, incorporated by reference herein).

3.5	Amended and Restated Bylaws of Team, Inc. (filed as Exhibit 3.3 to Team, Inc.’s Annual Report on Form 10-K for year ended December 31, 2017 (File No. 001-08604), incorporated herein by reference).

3.6	Certificate of Designations of Series A Preferred Stock of Team, Inc., as filed with the Secretary of State of the State of Delaware on February 2, 2022 (filed as Exhibit 3.1 to Team, Inc.’s Current Report on Form 8-K (File No. 001-08604) filed on February 2, 2022, incorporated by reference herein).

3.7	Certificate of Designation of Series B Preferred Stock of Team, Inc., as filed with the Secretary of State of the State of Delaware on September 11, 2025 (filed as Exhibit 3.1 to Team, Inc.’s Current Report on Form 8-K (File No. 001-08604) filed on September 15, 2025, incorporated by reference herein).

4.1	Form of Common Stock Purchase Warrant No. 5, dated September 11, 2025, between the Company and InspectionTech Holdings LP (filed as Exhibit 4.1 to Team, Inc.’s Current Report on Form 8-K (File No. 001-08604) filed on September 15, 2025, incorporated herein by reference).

4.2	Form of Common Stock Purchase Warrant No. 6, dated September 11, 2025, between the Company and InspectionTech Holdings LP (filed as Exhibit 4.2 to Team, Inc.’s Current Report on Form 8-K (File No. 001-08604) filed on September 15, 2025, incorporated herein by reference).

Exhibit Number	Description

5.1*	Opinion of Kirkland & Ellis LLP.

10.1	Securities Purchase Agreement, dated as of September 11, 2025, by and between the Company and the purchasers named in Schedule I thereto (filed as Exhibit 10.1 to Team, Inc.’s Current Report on Form 8-K (File No. 001-08604) filed on September 15, 2025, incorporated by reference herein).

10.2	Registration Rights Agreement, dated as of September 11, 2025, among the Company and InspectionTech Holdings LP (filed as Exhibit 10.3 to Team, Inc.’s Current Report on Form 8-K (File No. 001-08604) filed on September 15, 2025, incorporated by reference herein).

23.1*	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1).

23.2*	Consent of KPMG LLP, independent registered public accounting firm.

24.1*	Power of Attorney (included on the signature page hereto).

107*	Filing Fee Table.

*	Filed herewith

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1)	to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(2)

that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the Registration Statement as of the date the filed prospectus was deemed part of and included in the Registration Statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the Registration Statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the Registration Statement relating to the securities in the Registration Statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the Registration Statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the Registration Statement or prospectus that was part of the Registration Statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the

Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sugar Land, State of Texas, on October 9, 2025.

Team, Inc.

By:	/s/ Keith D. Tucker
Name:	Keith D. Tucker
Title:	Chief Executive Officer (Principal Executive Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints each of Keith D. Tucker, Nelson M. Haight and James C. Webster, or any of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Keith D. Tucker Keith D. Tucker	Chief Executive Officer (Principal Executive Officer)	October 9, 2025

/s/ Nelson M. Haight Nelson M. Haight	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	October 9, 2025

/s/ Matthew E. Acosta Matthew E. Acosta	Vice President and Chief Accounting Officer (Principal Accounting Officer)	October 9, 2025

/s/ Michael J. Caliel Michael J. Caliel	Executive Chairman and Director	October 9, 2025

/s/ J. Michael Anderson J. Michael Anderson	Director	October 9, 2025

/s/ Jeffery G. Davis Jeffery G. Davis	Director	October 9, 2025

/s/ Anthony R. Horton Anthony R. Horton	Director	October 9, 2025

/s/ Evan S. Lederman Evan S. Lederman	Director	October 9, 2025

/s/ Edward J. Stenger Edward J. Stenger	Director	October 9, 2025

/s/ Pamela J. McGinnis Pamela J. McGinnis	Director	October 9, 2025